UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

MSP Recovery, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146

http://www.msprecovery.com

July 24, 2025

Dear fellow MSP Recovery stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of MSP Recovery, Inc. (the “Company”) to be held on August 18, 2025, at 10:00 a.m., Eastern Time, as a completely virtual meeting, conducted over the internet via live audio webcast with no physical in-person meeting, at https://www.proxydocs.com/MSPR, or at such other time, on such other date and at such other place to which the Special Meeting may be adjourned (the “Special Meeting”). You can attend the Special Meeting, vote, and submit questions via live audio webcast by visiting https://www.proxydocs.com/MSPR and entering the control number found next to the label “Control Number” on your proxy card for postal mail recipients or within the body of the email sending you the proxy statement.

The Special Meeting will be held for the purpose of considering and voting on the following purposes:

1.
To approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter”) effecting a reverse stock split of our common stock at a ratio between 1-for-2 and 1-for-7, which reverse stock split ratio will be chosen at the discretion of our Board of Directors, and the remainder of which reverse stock split ratios will be abandoned;
2.
To approve, for the purpose of compliance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share, to Virage Recovery Master LP upon exercise of the VRM Warrants (as defined in the Proxy Statement); and
3.
To transact such other business as may properly come before the Special Meeting.

It is important that your shares be represented and voted whether or not you plan to attend the Special Meeting in person. You may submit a proxy to have your shares voted on the Internet, by telephone, or by completing and mailing a proxy card or voting instruction form. Submission of proxies over the Internet, by telephone, or by mail will ensure your shares are represented at the Special Meeting. Please read the enclosed information carefully before voting.

On behalf of the Board of Directors and the officers and employees of MSP Recovery, I would like to take this opportunity to thank you for your continued support of MSP Recovery.

Sincerely,

John H. Ruiz

Chief Executive Officer and

Chairman of the Board of Directors

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are all statements (and their underlying assumptions) included in this Proxy Statement that refer, directly or indirectly, to future events or outcomes and, as such, are inherently not factual, but rather reflect only our current projections for the future. Consequently, forward-looking statements usually include words such as “estimate,” “intend,” “plan,” “predict,” “seek,” “may,” “will,” “should,” “would,” “could,” “anticipate,” “expect,” “believe,” or similar words, in each case, intended to refer to future events or circumstances. Our future results may differ materially from our past results due to various uncertainties and risks, including, but not limited to, those included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are based upon information available to us at this time. These statements are not guarantees of future performance. We disclaim any obligation to update information in any forward-looking statement. Actual results could vary from our forward-looking statements due to the factors described in our 2024 Annual Report, as well as other important factors.

3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146

http://www.msprecovery.com

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on August 18, 2025

Dear fellow MSP Recovery stockholders:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of MSP Recovery, Inc., a Delaware corporation, will take place on August 18, 2025 at 10:00 a.m., Eastern Time and any adjournments or postponements thereof. The Special Meeting will be a virtual meeting, held on the internet at https://www.proxydocs.com/MSPR, for the following purposes:

1.
To approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter”) effecting a reverse stock split of our common stock at a ratio between 1-for-2 and 1-for-7, which reverse stock split ratio will be chosen at the discretion of our Board of Directors, and the remainder of which reverse stock split ratios will be abandoned;
1.
To approve, for the purpose of compliance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share, to Virage Recovery Master LP upon exercise of the VRM Warrants (as defined in the Proxy Statement); and
2.
To transact such other business as may properly come before the Special Meeting.

Only stockholders of record of our Common Stock at the close of business on July 11, 2025, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

John H. Ruiz

Chief Executive Officer and

Chairman of the Board of Directors

Miami, Florida

July 24, 2025

3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146

http://www.msprecovery.com

PROXY STATEMENT

The Board of Directors (the “Board”) of MSP Recovery, Inc. (the “Company,” “we,” “us,” or “our”) is providing these materials to you in connection with the Company’s special meeting of stockholders (the “Special Meeting”). The Special Meeting will take place on August 18, 2025, 10:00 a.m., Eastern Time, and will be held via internet at https://www.proxydocs.com/MSPR. This proxy statement and the form of proxy are being made available, and the Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, to stockholders on or about July 24, 2025.

GENERAL INFORMATION

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of:

1.
To approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter”) effecting a reverse stock split of our common stock at a ratio between 1-for-2 and 1-for-7, which reverse stock split ratio will be chosen at the discretion of our Board of Directors, and the remainder of which reverse stock split ratios will be abandoned (“Proposal No. 1”);
2.
To approve, for the purpose of compliance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share, to Virage Recovery Master LP upon exercise of the VRM Warrants (as defined in the Proxy Statement) (“Proposal No. 2”); and
3.
To transact such other business as may properly come before the Special Meeting.

The Board is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What is a proxy?

The Board is asking for your proxy. This means that you authorize persons selected by us to vote your shares at the Special Meeting in the way that you instruct. We have designated two of our executive officers to serve as proxy holders for the Special Meeting. All shares represented by valid proxies received before the vote at the Special Meeting will be voted in accordance with the stockholder’s specific voting instructions.

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules, and is designed to assist you in voting your shares. Rules adopted by the SEC allow companies to send stockholders a notice of internet availability of proxy materials, rather than mail them full sets of proxy materials; however, for the Special Meeting, we chose to mail full packages of materials to stockholders.

What is included in these materials?

These materials include:

•
this proxy statement for the Special Meeting; and
•
a proxy card for the Special Meeting.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on July 11, 2025, the record date for the meeting, are entitled to receive notice of and to participate in the Special Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 5,876,729 shares of Class A Common Stock outstanding and 3,323,146 shares of Class V Common Stock outstanding (collectively, our “Common Stock”), all of which are entitled to be voted at the Special Meeting.

MSP Recovery’s warrants do not have voting rights.

What are the voting rights of the holders of our Common Stock?

Holders of our Common Stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

How can I attend the Special Meeting?

In order to attend the Special Meeting, you must register in advance at https://www.proxydocs.com/MSPR. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to vote and submit questions during the Special Meeting. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. You will find more information on the matters for voting on the following pages.

If you are a stockholder of record, you may vote by using the Internet, by telephone, by mail, or during the Special Meeting via the Internet. If you are a beneficial owner, please follow the voting instructions provided in the notice you receive from your broker, bank, or other nominee, and direct such organization to vote your shares in accordance with your instructions. A beneficial holder may also attend the Special Meeting, but because a beneficial owner is not a stockholder of record, you may not vote during the Special Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares during the Special Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee as part of the registration process.

On the day of the Special Meeting, stockholders may begin to log in to the virtual-only Special Meeting 15 minutes prior to the Special Meeting. The Special Meeting will begin promptly at 10:00 a.m. Eastern Time.

What constitutes a quorum?

The presence at the meeting or by proxy, of the holders of Common Stock representing a majority of the combined voting power of our Common Stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 5,876,729 shares of Class A common stock outstanding and 3,323,146 shares of Class V Common Stock outstanding, all of which are entitled to be voted at the Special Meeting.

What vote is required to approve each item?

To approve Proposal No. 1 requires that the votes cast for the proposal exceed the votes cast against the proposal. The minimum vote that will constitute shareholder approval of Proposal No. 2 shall be a majority of the total votes cast on the proposal.

The inspector of election for the Special Meeting shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Abstentions and broker non-votes will, other than for purposes of determining a quorum, not be counted either for or against Proposal No. 1 or Proposal No. 2.

How do I vote?

You can vote in any of the following ways. Please check your proxy card or contact your broker for voting instructions.

If your shares are registered in your name (as a stockholder of record):

•
To vote by Internet or telephone: Log on to the website or call the toll-free number set forth in the notice of meeting mailed to you and follow the instructions.
•
To vote by mail: If you received a printed copy of the proxy materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
•
To vote during the meeting: Withdraw your earlier proxy and vote at the Special Meeting via the Internet.

If your shares are held in “street name”: You should give instructions to your broker on how to vote your shares. If you do not provide voting instructions to your broker, your broker has discretion to vote those shares on matters that are routine. However, a broker cannot vote shares on non-routine matters without your instructions. This is referred to as a “broker non-vote.” Under the rules of the Nasdaq Stock Market LLC (“Nasdaq”), Proposal No. 1 is considered a routine proposal and may be voted in the absence of instructions, and Proposal No. 2 is non-routine and, as such, a broker does not have the discretion to vote on Proposal No. 2 if such broker has not received instructions from the beneficial owner of the shares represented.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote during the shareholder meeting, should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and Special Meeting?

The costs of preparing, assembling, and mailing this Proxy Statement, Notice of Special Meeting of Stockholders, and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile, and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing. We do not plan to employ a professional solicitation firm with respect to proposals to be presented at the Special Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

1.
FOR approval of an amendment to our Second Amended and Restated Certificate of Incorporation (the “Charter”) effecting a reverse stock split of our common stock at a ratio between 1-for-2 and 1-for-7, which reverse stock split ratios will be chosen at the discretion of our Board of Directors, and the remainder of which reverse stock split ratios will be abandoned; and
2.
FOR approval, for the purpose of compliance with Nasdaq Listing Rule 5635(d), the issuance of shares of the Company’s Class A Common Stock, par value $0.0001 per share, to Virage Recovery Master LP upon exercise of the VRM Warrants (as defined in the Proxy Statement).

You may attend the Special Meeting online at https://www.proxydocs.com/MSPR. The Special Meeting will take place on August 18, 2025, 10:00 a.m., Eastern Time. As with an in-person meeting, you will be able to vote during the meeting by logging into https://www.proxydocs.com/MSPR and entering your stockholder information provided on the Notice previously mailed to you; however, in order to submit questions for consideration at the meeting we ask that you log onto https://www.proxydocs.com/MSPR prior to the Special Meeting’s start and follow the instructions to submit a question. If you hold shares in street name, you must vote by giving instructions to your bank or broker. You should follow the instructions on the form that you receive from your bank or broker in order to submit your voting instructions by proxy or questions.

What if I have technical difficulties or trouble accessing the Special Meeting webcast?

If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who can attend and participate in the Special Meeting?

The Special Meeting will be accessible online at https://www.proxydocs.com/MSPR. While all stockholders will be permitted to listen online to the Special Meeting, only stockholders of record as of the close of business on July 11, 2025 (the “record date”) and holders of valid proxies from such record holders may vote and ask questions at the Special Meeting. To vote or submit a question if you are participating online, a stockholder of record will need the control number included on their proxy cards or Notice, and to follow the instructions posted at https://www.proxydocs.com/MSPR. Beneficial owners who do not have a control number may gain access to the Special Meeting by following the instructions provided by their broker, bank, or other nominee. We encourage you to access the meeting prior to start time and submit any questions in advance, as described above under “How Can I Participate in the Special Meeting?”. Please allow time for online check-in, which will begin at 9:45 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of Common Stock is reflected directly on the books and records of our transfer agent, Continental Stock Transfer & Trust, LLC, or whose ownership of Common Stock is reflected directly on the books and records kept by the Company. If you hold stock through an account with a bank, broker, or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record or a registered stockholder. For shares held in street name, the stockholder of record is your bank, broker, or similar organization. We only have access to stock ownership information for registered stockholders. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote the shares beneficially owned by you.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters, such as Proposal No. 1, but is not required to do so.

Where can I find the voting results of the Special Meeting?

We will announce voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days following the meeting.

Deferred Cash Portion of Director Compensation

As of the date of this Proxy Statement, the Company has not remitted the remaining cash portion of the Board of Directors’ compensation that was due on June 30, 2025 totaling $80,750. The unpaid amounts remain outstanding and will be satisfied when the Company’s liquidity allows.

PROPOSAL NO. 1

REVERSE STOCK SPLIT PROPOSAL

On July 9, 2025, the Board adopted a resolution by unanimous written consent, recommending that stockholders approve a reverse stock split of the issued and outstanding shares of the Company’s Common Stock (the “Reverse Stock Split”) at a ratio of not less than 1-for-2 and not more than 1-for-7 (the “Reverse Split Range”), granting the Board the discretionary authority to determine the exact ratio of the Reverse Stock Split within the Reverse Split Range and to amend the Company’s Charter, as amended (the “Reverse Split Amendment”), implementing the Reverse Stock Split at such time and date, if at all, as to be determined by the Board in its sole discretion.

Upon the effectiveness of the Reverse Split Amendment, if effected, the issued shares of Common Stock outstanding immediately prior to the Reverse Stock Split effective time will be reclassified into a smaller number of shares. The ultimate ratio of the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock and the listing requirements of to continue meeting the minimum bid requirement under The Nasdaq Capital Market (“Nasdaq”) listing rules. The form of the Reverse Split Amendment is attached to this Proxy Statement as Appendix B.

Reasons for a Reverse Stock Split

To maintain compliance with Nasdaq listing standards.

Nasdaq Listing Rule 5550(a)(2) requires the bid price of our Class A Common Stock to remain at a minimum price of $1.00 per share. The Board believes that the Reverse Stock Split will enhance our ability to maintain compliance with Nasdaq's listing requirements. Absent other factors, reducing the number of shares outstanding of our Common Stock should result in an increase in the per share market price of our Class A Common Stock to maintain compliance with of Nasdaq Listing Rule 5550(a)(2). However, there is no guarantee that implementing the Reverse Stock Split will increase the price of our Class A Common Stock sufficiently to be able to maintain such compliance, or for how long. If we are otherwise unable to comply with Nasdaq’s listing standards, such non-compliance or a delisting from Nasdaq would materially and adversely affect our ability to raise capital, including under our current agreements, our financial condition, and our business.

To potentially attract investment capital.

With a high number of issued and outstanding shares of Class A Common Stock, the price per share of our Class A Common Stock may be too low for the Company to attract investment capital on reasonable terms. We believe that the Reverse Stock Split will make our Class A Common Stock more attractive to a broader range of institutional investors, professional investors, and other members of the investing public.

To potentially improve the marketability and liquidity of our Class A Common Stock.

The Board believes that an increased stock price resulting from the Reverse Stock Split may also improve the marketability and liquidity of our Class A Common Stock. For example, many brokerages, institutional investors, and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

We believe that the Reverse Stock Split will make our Class A common stock a more attractive and cost-effective investment for many investors, which may enhance the liquidity of the holders of our stock.

To decrease the risk of market manipulation of our Class A Common Stock.

The Board believes that the potential increase in stock price resulting from the Reverse Stock Split may reduce the risk of market manipulation of our Class A Common Stock, which we believe is exacerbated when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

To provide us with flexibility with respect to our authorized Class A Common Stock.

The Reverse Stock Split will effectively increase the number of authorized and unreserved shares of our Class A common stock for future issuances by the amount of the reduction in outstanding Class A Common Stock effected by the Reverse Stock Split. These additional shares would be available in the event that the Board determines that it is necessary or appropriate to: (i) provide financial flexibility to raise additional capital through the sale of equity securities, convertible securities, or other equity-linked securities; (ii) enter into strategic business transactions; (iii) provide equity incentives to directors, officers, and employees pursuant to equity compensation plans; and (iv) for other corporate purposes. The availability of additional shares of Class A Common Stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis, as market conditions permit and favorable financing and business opportunities become available, and thus without the potential delay associated with convening a special stockholders’ meeting at that time.

The Board has not authorized the Company to take any action with respect to the shares that would become available for issuance after the implementation of the Reverse Stock Split, and the Company currently does not have any definitive agreements with respect to the issuance of such additional shares of Class A Common Stock; provided, that, in each case as previously disclosed, the Company does anticipate further issuances of shares of Class A Common Stock, subject to the satisfaction of applicable closing conditions including our continued stock exchange listing compliance under the Yorkville Agreement. In addition, the exercise of outstanding warrants into Class A Common Stock (including any dividends on such shares that are paid in kind) could result in the issuance of a substantial number of shares of Class A Common Stock.

Accordingly, the Board believes that the Reverse Stock Split is in the best interest of the Company and our stockholders to maintain Nasdaq listing compliance, facilitate capital raising, and enhance the marketability and liquidity of our Class A Common Stock, among other reasons.

Potential Effects of the Proposed Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares. For example, a stockholder holding 100,000 shares of Class A Common Stock before the Reverse Stock Split would hold 10,000 shares of Class A Common Stock immediately after the Reverse Stock Split if the Board determined the ratio to be 1-for-10. Each stockholder’s proportionate ownership of outstanding shares of Class A Common Stock would remain the same, except for immaterial adjustments that may result from the treatment of fractional shares as described herein. All shares of Common Stock will remain validly issued, fully paid, and non-assessable.

Upon the effectiveness of the Reverse Stock Split:

•
Each lot of between 2 and 7 shares of Common Stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined automatically, and without any action on the part of the Company or its stockholders, into one new share of Common Stock;
•
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range will have the number of new shared to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares (as detailed below);
•
Proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding warrants, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise of such warrants, and a proportional increase in the exercise price of all such warrants; and
•
The number of shares of Class A Common Stock then reserved for issuance under our equity compensation plans will be reduced proportionately.

Effects of a Reverse Stock Split on Voting Rights.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by a reverse stock split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of a reverse stock split would continue to hold 1% of the voting power of the outstanding shares of Common Stock immediately after the effective time of such reverse stock split.

Effects of a Reverse Stock Split on Regulatory Matters.

The Company is subject to the periodic reporting and other requirements of the Exchange Act. A reverse stock split will not affect the Company’s obligation to publicly file financial and other information with the SEC.

Effects of a Reverse Stock Split on Authorized Share Capital.

The total number of shares of capital stock that we are authorized to issue will not be affected by a reverse stock split. Thus, a reverse stock split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by such reverse stock split.

The following table summarizes, for illustrative purposes only, the anticipated effects of the Reverse Stock Split on our shares available for issuance based on information as of July 11, 2025, without giving effect to the treatment of fractional shares.

Hypothetical Class A Common Stock Reverse Split Scenarios
Status	Number of Shares Authorized	Number of Shares Issued & Outstanding	Number of Shares Reserved for Future Issuance	Number of Shares Authorized but Unissued and Unreserved
Pre-Split	5,500,000,000	5,876,729	9,918,867	5,484,204,404
Post-Split 1:2	5,500,000,000	2,938,365	4,959,434	5,492,102,202
Post-Split 1:3	5,500,000,000	1,958,910	3,306,289	5,494,734,801
Post-Split 1:4	5,500,000,000	1,469,182	2,479,717	5,496,051,101
Post-Split 1:5	5,500,000,000	1,175,346	1,983,773	5,496,840,881
Post-Split 1:6	5,500,000,000	979,455	1,653,145	5,497,367,401
Post-Split 1:7	5,500,000,000	839,533	1,416,981	5,497,743,486

The Reverse Stock Split would affect all stockholders uniformly, including holders of Class V Common Stock with respect to the conversion of their Class V Common Stock into shares of Class A Common Stock. As of the effective date for the Stock Split Amendment, each stockholder would own (or be entitled to convert Class V Common Stock into) a reduced number of shares of Class A Common Stock. Percentage ownership interests, voting rights, and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below). To date, the Company has not issued any Preferred Stock; the Reverse Stock Split will have no effect on the Company’s authorized, unissued Preferred Stock.

The Reverse Stock Split would not affect the registration of our Class A Common Stock under Section 12(b) of the Exchange Act, and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our Class A Common Stock would continue to be listed on Nasdaq under the symbol “MSPR” (subject to compliance with continued listing requirements) but would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number after the effective date for the Stock Split Amendment.

Impact on Shares of Common Stock Available for Future Issuance

Currently, we are authorized to issue up to: (i) 5,500,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of which approximately 5,876,729 shares were issued and outstanding as of the Record Date; (ii) 3,250,000,000 shares of Class V common stock, par value $0.0001 per share (the “Class V Common Stock” and, collectively with the Class A Common Stock, the “Common Stock”), of which approximately 3,323,146 shares were issued and outstanding as of the Record Date; and (iii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which none are issued or outstanding. In connection with the Reverse Stock Split, our Board has determined to keep the total number of authorized shares of Common Stock the same under our Charter after giving effect to the Reverse Stock Split. As a result, we will have the ability to issue a greater percentage of our Common Stock in relation to our outstanding shares after the Reverse Stock Split than we currently have.

The additional shares of Common Stock authorized for issuance would have the same rights and privileges under our Charter as the shares of Common Stock currently authorized for issuance. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

Our Board believes that the availability of additional authorized shares of Common Stock is in the best interests of the Company and its stockholders and will provide us with additional flexibility, including having shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:

•
exercise or conversion of securities convertible into, or exercisable for, shares of Common Stock (including outstanding warrants);
•
future acquisitions;
•
investment opportunities;
•
stock dividends or other distributions;
•
issuances in connection with compensation arrangements, including pursuant to future equity compensation plans; and
•
future financings and other corporate purposes.

Except as previously disclosed in our public filings, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of common stock.

No further stockholder approval is required to issue any additional shares of Common Stock. Any issuance of additional shares of Common Stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our

Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Procedure for Effecting the Reverse Stock Split

The effectiveness of the proposed Stock Split Amendment or the abandonment thereof will be determined by the Board, in its sole discretion. The text of the proposed form of the Stock Split Amendment is attached hereto as Appendix A. If implemented by the Board, the Reverse Stock Split will become effective upon the filing of the Stock Split Amendment with the Secretary of State of the State of Delaware. We will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the effective date of the Stock Split Amendment.

Registered Holders of Common Stock.

Most of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical stock certificates evidencing their ownership of our Common Stock; however, they are provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares if a stockholder is entitled to post-Reverse Stock Split shares. A transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Beneficial Owners of Common Stock.

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians, or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name; however, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

No Cash Payment In Lieu of Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, there were 97 active Class A Common Stockholders of record. We do not intend this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Accounting Consequences

The par value of our Common Stock will remain unchanged at $0.0001 per share following the Reverse Stock Split. As a result, as of the effective date of the Stock Split Amendment, the stated capital on the Company’s balance sheets attributable to Common Stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of Common Stock will be increased as a result of the fewer shares of Common Stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

Certain United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated under the Code, judicial decisions and administrative rulings, all as of the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and could cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from those described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on net investment income). Nor does it address any aspects of U.S. state or local or non-U.S. taxation. We have not and do not intend to seek any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any U.S. federal income tax consequences described herein. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court. All stockholders are urged to consult with their tax advisors with respect to the tax consequences of the Reverse Stock Split.

This discussion applies only to stockholders that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including (i) stockholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) traders in securities that elect to use a mark-to-market method of accounting; (vii) stockholders whose functional currency is not the U.S. dollar; (viii) persons holding our Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; (ix) persons who acquired shares of our Common Stock in connection with employment or other performance of services; (x) U.S. expatriates; (xi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes); and (xii) S corporations. This discussion assumes that the pre-Reverse Stock Split shares of Common Stock were, and the post-Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

As used herein, the term “U.S. Holder” is a beneficial owner of Common Stock that is, for U.S. federal income tax purposes:

•
an individual citizen or resident of the United States,
•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,
•
an estate whose income is subject to U.S. federal income tax regardless of its source, or
•
a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

ALL STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(E) of the Code that is not part of a plan to periodically increase any stockholder’s proportionate interest in the assets or earnings and profits of the Company. The remainder of this discussion assumes the Reverse Stock Split is so treated.

A U.S. Holder should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered, and such U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered therefor. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders that acquired shares of our Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Risks Associated with a Reverse Stock Split

A Reverse Stock Split May Not Increase the Price of our Common Stock Over the Long-Term.

As noted above, the principal purpose of implementing one of the reverse stock split ratios set forth in the Reverse Split Amendment is to increase the trading price of our Common Stock to maintain minimum bid price standards set by Nasdaq. However, the effect of implementing one of the reverse stock split ratios set forth in the Reverse Split Amendment on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that effecting such reverse stock split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of issued and outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the implementation of one of the reverse stock split ratios set forth in the Reverse Split Amendment will increase the market price of our Common Stock by a multiple of the chosen reverse stock split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares issued and outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

A Reverse Stock Split May Decrease the Liquidity of our Common Stock.

The Board believes that implementing one of the reverse stock split ratios set forth in the Reverse Split Amendment may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, implementing of one of the reverse stock split ratios set forth in the Reverse Split Amendment will also reduce the total number of issued and outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of such reverse stock split.

A Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If one of the reverse stock split ratios set forth in the Reverse Split Amendment is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following such reverse stock split may be required to pay higher transaction costs if they sell their Common Stock.

A Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

The implementation of one of the reverse stock split ratios set forth in the Reverse Split Amendment may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the implemented reverse stock split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following such reverse stock split.

Potential Consequences if Proposal No. 1 is Not Approved

If Proposal No. 1 is not approved by our stockholders, our Board will not have the authority to implement one of the reverse stock split ratios set forth in the Reverse Split Amendment to, among other things, facilitate the continued listing of our Common Stock on The Nasdaq Capital Market by increasing the per share trading price of our Common Stock to help maintain a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to implement one of the reverse stock split ratios set forth in the Reverse Split Amendment could expose us to a heightened risk of delisting from the Nasdaq Capital Market.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of Proposal No. 1 giving the Board the discretion to implement a reverse stock split of our Common Stock at a ratio of between 1-for-2 and 1-for-7, inclusive, is advisable and in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time such a reverse stock split would be implemented. We believe that the reverse stock split ratios set forth in the Reverse Split Amendment provide us with the most flexibility to achieve the desired results.

The selection of the one of the reverse stock split ratios set forth in the Reverse Split Amendment will be based on several factors, including, among other things:

•
our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;
•
the per share price of our Common Stock immediately prior to the implementation of the specific reverse stock split ratio;
•
the expected stability of the per share price of our Common Stock following the implementation of the specific reverse stock split ratio;
•
the likelihood that implementation of the specific reverse stock split ratio will result in increased marketability and liquidity of our Common Stock;
•
prevailing market conditions;
•
general economic conditions in our industry; and
•
our market capitalization before and after implementation of the specific reverse stock split ratio.

We believe that granting our Board the authority to set the reverse stock split ratio is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement one of the reverse stock split ratios set forth in the Reverse Split Amendment, the Company will make a public announcement regarding the determination of such reverse stock split ratio.

Board Discretion

If Proposal No. 1 is approved by our stockholders, the Board will have the discretion to implement one of the reverse stock split ratios set forth in the Reverse Split Amendment or to not effect any of those reverse stock split ratios at all. If the trading price of our Common Stock increases without effecting one or more of the reverse stock split ratios set forth in the Reverse Split Amendment, the implementation of a reverse stock split may not be necessary. Following a reverse stock split, if implemented, there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from such reverse stock split or that the market price of the post-split Common Stock can be maintained above $1.00. There also can be no assurance that our Common Stock will not be delisted from The Nasdaq Capital Market for other reasons.

If our stockholders approve Proposal No. 1 at the Special Meeting, one of the reverse stock split ratios set forth in the Reverse Split Amendment will be effected, if at all, only upon a determination by the Board that the implementation of a reverse stock split is advisable and in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required. If our Board does not implement one of the reverse stock split ratios set forth in the Reverse Split Amendment, the Reverse Split Amendment will be abandoned.

The market price of our Common Stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares of Common Stock issued and outstanding. If one of the reverse stock split ratios set forth in the Reverse Split Amendment is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of such reverse stock split. Furthermore, the reduced number of shares of Common Stock that will be issued and outstanding after the implementation of a reverse stock split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our Common Stock.

Effective Time of the Reverse Split Amendment

If Proposal No. 1 is approved by our stockholders, the amendments to our Charter contemplated by the Reverse Split Amendment would become effective, if at all, when the Reverse Split Amendment (setting forth the reverse stock split ratio chosen by the Board) is accepted and recorded by the office of the Secretary of State of the State of Delaware. However, notwithstanding approval of Proposal No. 1 by our stockholders, the Board will have the sole authority to elect whether or not and when to amend our Charter to effect the Reverse Split Amendment.

Appraisal Rights

Under the Delaware General Corporation Law, and as our Charter does not provide otherwise, holders of our Common Stock are not entitled to appraisal or dissenters’ rights with respect to Proposal No. 1, and the Company will not independently provide any such rights.

Regulatory Approvals

A reverse stock split will not be consummated, if at all, until after approval of the Company’s stockholders of Proposal No. 1 is obtained. The Company is not obligated to obtain any governmental approvals or comply with any state or federal regulations prior to consummating a reverse stock split other than the filing of the Reverse Split Amendment (setting forth the reverse stock split ratio chosen by the Board) with the Secretary of State of the State of Delaware.

Vote Required

The approval of Proposal No. 1 requires that the votes cast for the proposal exceed the votes cast against the proposal. An abstention will have no effect on Proposal No. 1. A vote on Proposal No. 1 will be considered a “routine” matter. Therefore, we do not expect any broker non-votes on this proposal and a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.

The Board unanimously recommends a vote “FOR” Proposal No. 1 to authorize the Company to effect a reverse stock split of no less than 1-for-2 and no more than 1-for-7.

PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK

UPON EXERCISE OF THE VRM WARRANTS

To comply with Nasdaq Listing Rule 5635(d), at the Special Meeting, holders of our Common Stock will be asked to approve the issuance in excess of 20% of our outstanding Common Stock upon the exercise of the VRM Warrants (as defined below) issued by us pursuant to the Virage MTA (as defined below). All per share dollar figures included in this Proposal No. 2 are subject to adjustment for stock splits, reclassifications, and other similar recapitalization transactions.

Background

On May 23, 2022, in exchange for approximately 0.6 million Up-C Units, the Company acquired the rights to receive the distributable net proceeds of a portfolio of Claims owned by VRM MSP, a Delaware limited liability company and joint investment vehicle of Virage Recovery Master, LP (“VRM”) and Series MRCS, a series of MDA, Series LLC, a Delaware series limited liability company. In connection therewith, the Company agreed to pay VRM an amount equal to the contributions by Virage to VRM MSP plus an annual rate of return of 20% (the “VRM Full Return”). The amount of the VRM Full Return was $1,179.7 million as of March 31, 2025.

Pursuant to the Virage MTA dated March 9, 2022 (as amended on April 12, 2023, November 13, 2023, April 1, 2024, and May 1, 2025, the “Virage MTA”), the VRM Full Return payment due date is November 30, 2026, subject to acceleration upon the occurrence of any Trigger Event (unless waived by VRM). Moreover, pursuant to the Second Virage MTA Amendment dated November 13, 2023, the Company agreed to make a one-time, lump sum payment to Virage for the period starting May 24, 2023 and ending December 31, 2023, in one or a combination of: (a) cash, in an amount equal to 1.0% of each calendar month-end balance (which month-end balance shall be increased daily up to 20.0% per annum based on a formula set forth in the Virage MTA) of the amount owing to Virage as of each preceding calendar month end and/or (b) issue to VRM a warrant to purchase a number of shares of Class A Common Stock of Parent equal to the quotient of 1.0% of each calendar month end balance of the Unpaid Base Amount (calculated on a cumulative basis) and the VWAP of a share of Class A Common Stock for the five-day period prior to the issuance, beginning with May 24, 2023 and ending December 31, 2023, with an exercise price (payable in cash) of $0.0025 per share (the “Initial Virage Warrant”), expiring two years from the original issue date.

The Initial VRM Warrant, as amended, was issued effective January 1, 2024, entitling VRM to purchase 1,131,934 shares of Class A Common Stock at an exercise price of $0.0025 per share, with an expiration date of January 1, 2026.

Furthermore, for each calendar month-end beginning with January 31, 2024, and continuing until the VRM Full Return is paid in full, the Company agreed to issue to VRM a warrant to purchase a number of shares of Class A Common Stock of Parent equal to the quotient of 1% of the calendar month-end balance of the Unpaid Base Amount (the “1% Fee”) and the VWAP (each, a “Monthly Virage Warrant”), which warrant will have an exercise price (payable in cash) of $0.0001 per share and expire on the second anniversary of its issuance.

As of December 31, 2024, the Company issued nine Monthly VRM Warrants, entitling VRM to purchase 8,619,405 shares of Class A Common Stock, each warrant expiring two years from the date of issuance, which are exercisable for $0.0025 per share. Furthermore, on April 14, 2025, the Company issued two additional Monthly VRM Warrants for November 2024 and December 2024, each warrant exercisable for 3,277,808 and 6,332,792 shares, respectively, both which are exercisable for $0.0001 per share and expiring two years from the date of issuance. Refer to “VRM Warrant Issuance and Restructuring” below for additional information on the Monthly VRM Warrants.

The total number of shares of the Company’s Class A Common Stock that VRM may acquire through the exercise of the Initial VRM Warrant and the Monthly VRM Warrants (collectively, the “VRM Warrants”) issued to date is 19,361,939. The VRM Warrants were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

VRM Warrant Issuance and Restructuring

As previously disclosed via Current Report on Form 8-K, filed with the SEC on February 24, 2025, in connection with negotiations to restructure the Company’s obligations under the MTA, on February 18, 2025, the Company entered into a Term Sheet (the “Virage Term Sheet”) with VRM MSP Recovery Partners, LLC; MSP Recovery Claims, Series LLC; Virage Recovery Master LP; Virage Capital Management LP; Series MRCS, a series of MDA, Series LLC; John H. Ruiz; Frank C. Quesada (Messrs. Ruiz and Quesada collectively referred to as the “MSP Principals”); La Ley con John H. Ruiz, P.A. d/b/a MSP Recovery Law Firm, and MSP Law Firm, PLLC; MSP Recovery, LLC; and Lionheart II Holdings, LLC. Pursuant to the Virage Term Sheet, the parties thereto agreed upon the execution of definitive documents that, among other things:

•
The Company will discontinue issuance of the VRM Warrants, and the 1% Fee would accrue to the VRM Full Return obligation;
•
VRM shall terminate its letter agreement dated April 11, 2024, limiting VRM’s of beneficial ownership of the Company’s Class A Common Stock outstanding to no greater than 9.99% (the “VRM Blocker Letter”);

•
VRM may exercise the VRM Warrants causing the Company to issue shares of its Class A Common Stock to VRM, in an amount up to 33.33% of the total then outstanding Common Stock of the Company;
•
Upon VRM’s exercise of the VRM Warrants and issuance of the shares thereunder, all outstanding, unexercised Monthly VRM Warrants will be terminated; and
•
upon the exercise of the VRM Warrants, VRM shall enter into a voting rights agreement with or grant proxy voting rights to the MSP Principals, such that the MSP Principals will have voting control over 51% of the total outstanding shares of the Company’s Class A Common Stock. Such agreement, effective as of the date of the issuance, will be for a one-year term with automatic one-year renewing terms so long as the MSP Principals remain officers of Company and are combined holders of at least 25% of the Company’s outstanding Class A Common Stock (the “MSP Principal Proxy”).

These proposed transactions under the Virage Term Sheet are subject to, among other things, further negotiation and the execution of definitive agreements, regulatory approvals, and shareholder approvals if required by the Nasdaq Stock Market; as a result, there can be no guarantee that the transactions thereby will be consummated.

Narrative Summary of the Potential Effects of VRM Warrant Exercises on the Company’s Capitalization

As of the Record Date, the Company has approximately 9.2 million voting shares outstanding, consisting of roughly 5.9 million shares of Class A Common Stock and 3.3 million shares of Class V Common Stock. VRM presently owns 151 thousand of those shares, representing approximately 1.6% of the voting power.

The first regulatory inflection point arises when VRM’s additional share ownership reaches approximately 2.11 million shares, which equals 19.99% of the Company’s Record Date share count. An exercise of the VRM Warrants that exceeds this threshold requires stockholder approval under Nasdaq Listing Rule 5635(d). At that level, the outstanding share count would be approximately 11.3 million, VRM would hold just under 20% of the voting power, and other stockholders’ voting percentages would be reduced by about 23%.

Under the VRM Term Sheet, VRM’s rights to exercise the VRM Warrants is contractually capped at 33.33% of the then outstanding Common Stock at the time of issuance. That ceiling would be reached upon the exercise of approximately 4.37 million shares, increasing the total outstanding shares to about 13.6 million. VRM would then control approximately 4.52 million votes, representing 34.7% of the vote, while the voting power of the remaining stockholders would have been reduced by almost one-half.

If VRM were to exercise warrants for an additional 9.2 million shares—effectively doubling today’s public float—the total number of voting shares would rise to approximately 18.4 million. In that circumstance, VRM would hold about 9.35 million votes, or 51% of the voting power; however, VRM’s voting rights would be limited to 49% pursuant to the separate MSP Principal Proxy agreement, and every other stockholder’s voting percentage would be halved relative to current levels.

Finally, a full exercise of all 19.36 million warrants would expand the outstanding share count to approximately 28.6 million. VRM would own about 68% of the economic interest in the Company, although its voting power would continue to be capped at 49% under the MSP Principal Proxy. Existing stockholders would retain roughly one-third of their present voting percentages under this scenario.

In summary, each successive warrant exercise incrementally increases the Company’s outstanding shares and proportionally dilutes the voting and economic interests of existing stockholders. Stockholder approval of Proposal No. 2 is therefore necessary to permit any issuance of shares that, in the aggregate, would exceed 19.99% of the pre-meeting outstanding shares, and the contractual ownership and voting caps further constrain VRM’s potential influence beyond those regulatory thresholds.

Summary Hypothetical Estimated Dilution Table

As of July 11, 2025, the Company had 5,876,729 shares of Class A Common Stock outstanding, and 3,323,146 shares of Class V Common Stock outstanding, for a total of 9,199,875 total common shares outstanding. The table below shows current, as of the record date of July 11, 2025, and hypothetical estimated dilution calculations:

Hypothetical Estimated Dilution Table
	Total Shares Obtained Through VRM Warrant Exercise	Total Voting Shares Outstanding After Exercise	VRM Voting Shares After Exercise	VRM Ownership Percentage (Voting) After Exercise*	Projected Dilution
Current	0	9,199,875	150,859	1.64%	0.00%
Hypothetical #1	1,000,000	10,199,875	1,150,859	11.28%	10.87%
Hypothetical #2	1,500,000	10,699,875	1,650,859	15.43%	16.30%
Hypothetical #3	2,110,000	11,309,875	2,260,859	19.99%	22.94%
Hypothetical #4	4,373,000	13,572,875	4,523,859	33.33%	47.53%
Hypothetical #5	9,199,875	18,399,750	9,350,734	50.82%	100.00%
Hypothetical #6	19,361,939	28,561,814	19,512,798	68.32%	210.46%

* VRM’s voting rights shall be limited by the MSP Principal Proxy, as described above.

Consequently, the issuance of the 19,361,939 shares of Class A Common Stock issuable upon the exercise of the VRM Warrants may exceed 19.99% of the shares of Common Stock outstanding on the Record Date, and thus may be subject to stockholder approval pursuant to the Nasdaq Stock Market Rule 5635(d). As of the Record Date, none of the VRM Warrants have been exercised into shares of the Company’s Class A Common Stock.

Related Party Interests

As disclosed in the Beneficial Ownership Table below, the MSP Principals are investors in VRM, which investments have been transferred to affiliated trusts of the respective MSP Principals, and of which each MSP Principal individually disclaims beneficial ownership. The MSP Principals’ combined investment in VRM represents a 1.14% ownership interest therein. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment.

Stockholder Approval Requirement

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MSPR,” and we are subject to the Nasdaq listing standards set forth in its Marketplace Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the Company prior to the offering for less than the applicable Nasdaq Minimum Price. In order to comply with Nasdaq Listing Rule 5635(d), the VRM Warrants are not fully exercisable unless and until the stockholder approval to issue the underlying shares is obtained.

Consequences of Not Approving this Proposal

If our stockholders do not approve this proposal, the VRM Warrants will only be convertible to purchase up to 19.99% of the combined voting power of the Company’s outstanding Class A and Class V Common Stock, and thus may not be exercised in full, and we would have to reconvene additional stockholder meetings until approval is obtained, incurring additional solicitation costs and diverting management resources.

Appraisal Rights

Under the Delaware General Corporation Law, and as our Charter does not provide otherwise, holders of our Common Stock are not entitled to appraisal or dissenters’ rights with respect to Proposal No. 2, and the Company will not independently provide any such rights.

Required Vote

Pursuant to Nasdaq Listing Rule 5635(e)(4), the minimum vote that will constitute shareholder approval shall be a majority of the total votes cast on this proposal. Abstentions and broker non-votes will be considered in determining whether a quorum is present but will have no effect on the vote for this proposal.

The Board unanimously recommends a vote “FOR” approval of the issuance of shares of Class A Common Stock upon exercise of the VRM Warrants, in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of such shares, at prices below the Minimum Price, to comply with Nasdaq Listing Rule 5635(d).

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known by us regarding the beneficial ownership of the Common Stock as of July 9, 2025, by:

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each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;
•
each of our current Named Executive Officers and directors; and
•
all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise noted, all information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors or named executive officers, as the case may be. The beneficial ownership percentages set forth in the table below are based on the Common Stock issued and outstanding as of July 9, 2025. Unless otherwise noted, all persons listed below can be reached at MSP Recovery, Inc., 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146.

Beneficial Stock Ownership Table
	Class A Common Stock (1)		Class V Common Stock (2)
Beneficial Owner Name	Number of Shares	%	Number of Shares	%
Named Executive Officers & Directors
John H. Ruiz (3)(4)	2,434,188	33.47%	1,397,098	42.04%
Frank C. Quesada (5)(6)	1,454,077	19.87%	1,442,225	43.40%
Ricardo Rivera (7)	75	*	—	—
Alexandra Plasencia (8)	58	*	—	—
Michael F. Arrigo	944	*	—	—
Beatriz Assapimonwait	—	*	—	—
Roger Meltzer (9)(10)	2,838	*	—	—
Thomas W. Hawkins (9)(11)	5,772	*	—	—
Ophir Sternberg (9)(12)	1,012,211	14.71%	—	—
Francisco Rivas-Vasquez	—	*	—	—
All directors and officers (10 individuals)	4,910,163	50.49%	2,839,323	85.44%

5% Stockholders
Mayra C. Ruiz (13)	1,029,477	16.67%	297,998	8.97%
Series MRCS (14)	661,565	10.12%	661,565	19.91%
Palantir Technologies, Inc. (15)	593,438	10.10%	—	0.00%
Virage Recovery Master LP (16)	649,884	9.99%	149,599	4.50%
YA II PN, Ltd. (17)	610,624	9.99%	—	0.00%

* Less than one percent (1%)

1.
Includes shares of Class A Common Stock issuable pursuant to derivatives (including Up-C Units and warrants) exercisable within 60 days of June 13, 2025, and New Warrants exercisable to purchase 1/625 of one share of Class A Common Stock, but only exercisable in lots of 625 to purchase whole shares.
2.
Shares of Class V Common Stock are non-economic voting shares of the Company.
3.
Includes 71,657 shares of Class A Common Stock directly held by Mr. Ruiz. In addition to securities directly held by Mr. Ruiz in his individual capacity, includes shares held by the following entities Jocral Family LLLP and Series MRCS, a series of MDA, Series LLC, a Delaware series limited liability company (“Series MRCS”), including shares held by Series MRCS for the benefit of Jocral Holdings LLC. Reported figures do not include securities held by John Ruiz II, Mr. Ruiz’s son, in his capacity as a Member, or by Alex Ruiz, Mr. Ruiz’s son, of which Mr. Ruiz disclaims beneficial ownership.
4.
Reported figures do not include any attributed ownership based on Mr. Ruiz’s investment in VRM, which have been transferred to affiliated trusts of Mr. Ruiz and of which Mr. Ruiz disclaims beneficial ownership. Messrs. Ruiz and Quesada together invested in VRM, which investment represented a 1.14% ownership interest in VRM. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment. As a result, the indirect beneficial ownership attributable to such affiliated trusts would be 0.8% of VRM.
5.
Includes 11,212 shares of Class A Common Stock and 640 shares of Class A Common Stock underlying New Warrants directly held by Mr. Quesada. In addition to securities directly held by Mr. Quesada in his individual capacity, includes shares held by Quesada Group Holdings LLC and Series MRCS.
6.
Reported figures do not include any attributed ownership based on Mr. Quesada’s investment in VRM, which have been transferred to affiliated trusts of Mr. Quesada and of which Mr. Quesada disclaims beneficial ownership. Messrs. Ruiz and Quesada together invested in VRM, which investment represented a 1.14% ownership interest in VRM. Mr. Ruiz is entitled to 70% of such investment, and Mr. Quesada is entitled to 30% of such investment. As a result, the indirect beneficial ownership attributable to such affiliated trusts would be 0.3% of VRM.
7.
Includes 59 shares of Class A Common Stock and 16 shares of Class A Common Stock underlying New Warrants directly held by Mr. Rivera.
8.
Consists of 58 shares of Class A Common Stock held by the spouse of Alexandra Plasencia.
9.
The business address for each of these individuals is c/o, Lionheart Equities LLC, 4218 NE 2nd Avenue, Miami, Florida 33137.
10.
Roger Meltzer has been a member of the Board since 2021. Beneficial ownership includes 950 shares of Class A Common Stock and 1,888 shares of Class A Common Stock underlying New Warrants.
11.
Thomas Hawkins has been a member of the Board since 2021. Beneficial ownership includes (i) 1,980 shares of Class A Common Stock and 1,888 shares of Class A Common Stock underlying New Warrants held in an individual capacity and (ii) 16 shares of Class A Common Stock and 1,888 shares of Class A Common Stock underlying New Warrants held by the Estate of Steven R. Berrard. Thomas Hawkins holds sole voting and investment control over the shares held by the Estate of Steven R. Berrard as the personal representative.
12.
Includes: (i) 934 shares of Class A Common Stock held in an individual capacity; (ii) 932 shares of Class A Common Stock and 188,800 shares of Class A Common Stock underlying New Warrants owned by Lionheart Investments, LLC; (iii) 1,600 shares of Class A Common Stock and 188,800 shares of Class A Common Stock underlying New Warrants owned by Star Mountain Equities, LLC; (iv) 3,897 shares of Class A Common Stock and 436,848 shares of Class A Common Stock underlying New Warrants owned by Sponsor; and (v) 1,600 shares of Class A Common Stock and 188,800 shares of Class A Common Stock underlying New Warrants owned by the 2022 OS Irrevocable Trust. Mr. Sternberg holds sole voting and investment control over the shares held by each of Lionheart Investments, LLC, Star Mountain Equities, LLC, and Sponsor as the sole manager. Mr. Sternberg’s spouse holds sole voting and investment control over the shares owned by the 2022 OS Irrevocable Trust as its trustee and as a result, Mr. Sternberg may be deemed to have beneficial ownership of the shares owned by the 2022 OS Irrevocable Trust.
13.
Includes 320,000 shares of Class A Common Stock and 1,354 shares of Class A Common Stock underlying New Warrants held in an individual capacity. In addition to securities directly held by Ms. Ruiz in an individual capacity, includes shares 297,998 Up-C Units and 410,125 shares of Class A Common Stock held by Ruiz Group Holdings Limited, LLC, over which Ms. Ruiz has sole voting and investment control over.
14.
Includes 198,470 Up-C Units held by Series MRCS that are beneficially owned by Frank C. Quesada and 463,096 shares beneficially owned by John H. Ruiz (including through his affiliate, Jocral Holdings, LLC).
15.
Beneficial ownership includes 593,438 shares of Class A Common Stock.
16.
Beneficial ownership includes 1,260 shares of Class A Common Stock, and 648,624 shares of Class A Common Stock that VRM may acquire within 60 days, including 149,599 shares of Class A Common Stock issuable upon exchange of the Up-C Units, and 499,025 shares of Class A Common Stock issuable upon exchange of VRM Warrants. VRM Class A Common Stock holdings are subject to a 9.99% ownership limitation, based on 5,876,729 shares of Class A Common Stock outstanding as of July 9, 2025, and the additional 648,624 shares of Class A Common Stock that may be acquired within 60 days. The sole general partner of Virage Recovery Master LP is Virage Recovery, LLC, a Texas limited liability company. The sole members of Virage Recovery, LLC are Edward Ondarza and Martin Shellist.
17.
Beneficial ownership includes 610,624 shares of Class A Common Stock that YA II PN, Ltd. may acquire under the SEPA or the Convertible Notes within 60 days (based on 375,000 shares of Class A Common Stock outstanding as of July 9, 2025, and the additional 235,624 shares of Class A Common Stock that may be acquired within 60 days, and subject to the 9.99% ownership limitations).

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by mail to MSP Recovery, Inc., 3150 SW 38th Avenue, Suite 1100, Miami, Florida 33146, by email at investors@msprecovery.com, or by phone at 305-614-2222.

OTHER MATTERS

Except as described in this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Special Meeting of Shareholders. If other matters that require the vote of the shareholders, including a question of adjourning the Special Meeting, properly come before the Special Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Special Meeting or any adjournment thereof.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

For financial and other information about the Company, Stockholders are referred to the following documents, which are incorporated herein by reference:

•
our Quarterly Report on Form 10-Q for the period ending March 31, 2025, filed with the SEC on May 15, 2025;
•
our Annual Report on Form 10-K for the year ending December 31, 2024, filed with the SEC on April 16, 2025 (the “2024 Annual Report”); and
•
our Current Reports on Form 8-K, filed with the SEC on February 24, 2025, June 27, 2025, and July 16. 2025.

Copies of the foregoing, including the financial statements and the financial statement schedules (but excluding exhibits and information incorporated by reference), may be obtained by sending an email to investors@msprecovery.com. The SEC maintains a web site where the foregoing documents are accessible by to the public that contains our reports, proxy statements, beneficial ownership information, and other information that we file electronically with the SEC. The address of this site is http://www.sec.gov.

Our website can be accessed at www.msprecovery.com. The information on our website shall not be deemed incorporated by reference in this proxy statement.

APPENDIX A

MSP RECOVERY
DISCOVER. RECOVER.

P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

MSP Recovery, Inc.

Special Meeting of Stockholders

For Stockholders of record as of July 11, 2025

Monday, August 18, 2025 10:00 AM, Eastern Time

The Special Meeting will be held live via the Internet - Please visit www.proxydocs.com/MSPR for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 10:00 AM, Eastern Time, August 18, 2025.

Internet:
www.proxypush.com/MSPR
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-460-4822
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:
You must register to attend the meeting online and/or participate at www.proxydocs.com/MSPR

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Ruiz and Frank Quesada (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MSP Recovery, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

A-1

MSP RECOVERY
DISCOVER. RECOVER.

MSP Recovery, Inc. Special Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

You must register to attend the meeting online and/or participate at www.proxydocs.com/MSPR

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MSP RECOVERY, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

MSP Recovery, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.
On [________], stockholders holding at least a majority of the Company’s outstanding voting capital stock, including the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class V common stock, par value $0.0001 per share (the “Class V Common Stock,”) approved the amendment to Article FOURTH (the “Charter Amendment”) of the Charter, as set forth below, by written consent.
2.
On [________], 2025, a resolution was duly adopted by the Board, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth the Charter Amendment and declaring said Charter Amendment to be advisable.
3.
The Charter Amendment is as follows:

A new paragraph (8) will be added to Article FOURTH Section A. of the Charter as follows:

(8) Reverse Stock Split. Upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), each [________] shares of then outstanding Class A Common Stock and each [________] shares of then outstanding Class V Common Stock (together with the Class A Common Stock, the “Old Common Stock”) shall automatically, without any action on the part of the holders thereof or the Corporation, be combined into one (1) validly issued, fully paid, and non-assessable share of Class A Common Stock (the “New Class A Common Stock”) or one (1) validly issued, fully paid, and non-assessable share of Class V Common Stock (together with the New Class A Common Stock, the “New Common Stock”), as applicable (the “Reverse Stock Split”). No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined pursuant to the Reverse Stock Split (plus, in the case of a holder otherwise entitled to a fractional share of New Common Stock, the additional shares due to rounding up to the nearest whole number of shares).

4. The Charter Amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

5. The Charter Amendment will become effective without further action immediately on [________], 2025 at 11:59 p.m. EDT.

IN WITNESS WHEREOF, the Company has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed on this [________]th day of [________], 2025.

MSP Recovery, Inc.

By: __________________________

Name: John H. Ruiz

Title: Chief Executive Officer

Chairman of the Board

B-1